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                                                                     EXHIBIT 5.1
                                                           FORM OF LEGAL OPINION

                   [LETTERHEAD OF CAMHY KARLINSKY & STEIN LLP]

                                ___________, 1997

Board of Directors
Sterling Vision, Inc.
1500 Hempstead Turnpike
East Meadow, New York  11554

         Re: Sterling Vision, Inc. - Registration Statement on Form S-3

Dear Sirs:

         You have requested our opinion as counsel for Sterling Vision, Inc., a New York corporation (the "Company"), in connection with the registration statement (the "Registration Statement") on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the issuance by the Company of 3,213,464 shares (the "Shares") of common stock, par value $.01 per share, which includes (a) certain shares issued in connection with the acquisition of Singer Specs, Inc. (the "Singer Shares"), (b) certain shares (the "BEC Shares") to be issued in connection with the prepayment of two promissory notes of the Company pursuant to the terms of a Note Amendment and Conversion Agreement dated as of April 21, 1997 (the "Conversion Agreement"), (c) certain shares (the "Convertible Debenture Shares") to be issued upon the conversion of certain outstanding convertible debentures of the Company (the "Convertible Debentures"), (d) certain shares (the "Warrant Shares") to be issued upon the exercise of certain outstanding warrants (the "Warrants") of the Company, issued in connection with the Convertible Debentures, (e) certain shares (the "Bonus Warrant Shares") to be issued upon the exercise of certain warrants which may be issued in the future (the "Bonus Warrants") by the Company and (f) certain shares (the "Option Shares") to be issued upon the exercise of outstanding options (the "Options") and outstanding warrants (the "Underwriter Warrants") of the Company.

         In rendering the opinions hereafter we have relied upon such documents and instruments as we have deemed appropriate, including the certificate of the Secretary of the Company dated as of _________, 1997.

         In conducting our examination, we have assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.

         The opinions hereafter expressed are subject to the following qualifications:


                  (a) Our opinion in paragraph 1 below as to the good standing of the Company is based solely upon a certificate from public officials.

                  (b) Our opinions below are limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

                  (c) We disclaim any obligation to update this opinion letter for events occurring after the date of this opinion.

                                   EXH. 5.1-1

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Board of Directors
Sterling Vision, Inc.
__________, 1997
Page 2

                  (d) We are members of the Bar of the State of New York. Our opinions below are limited to the effect of the laws of the State of New York and of the federal laws of the United States.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of New York.

         2. The Singer Shares are duly authorized, legally issued, fully paid and non-assessable.

         3. The BEC Shares are duly authorized and when delivered in accordance with the terms of the Conversion Agreement will be, legally issued, fully paid and non-assessable.

         4. The Convertible Debenture Shares are duly authorized and when delivered in accordance with the terms of the Convertible Debentures will be legally issued, fully paid and non-assessable.

         5. The Warrant Shares and the Bonus Warrant Shares are duly authorized and when delivered against payment therefor in accordance with the terms of the Warrants or the Bonus Warrants, as the case may be, will be legally issued, fully paid and non-assessable.

         6. The Option Shares are duly authorized and when delivered against payment therefor in accordance with the terms of the Options or the Underwriter Warrants, as the case may be, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

         This opinion letter is rendered solely for the benefit of the addressee. Without our prior written consent, this opinion letter may not be:
(i) relied upon by any other party or for any other purpose; (ii) quoted in whole or in part or otherwise referred to in any report or document; or (iii) furnished (the original or copies thereof) to any other party.

                                              Very truly yours,

                                              /s/ CAMHY KARLINSKY & STEIN LLP

                                              CAMHY KARLINSKY & STEIN LLP

                                   EXH. 5.1-2